Steben & Company, Inc. N-CSRS

EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Steben Alternative Investment Funds, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Steben Alternative Investment Funds for the period ended September 30, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Steben Alternative Investment Funds for the stated period.

/s/ Kenneth E. Steben		/s/ Carl A. Serger
Kenneth E. Steben		Carl A. Serger
Chief Executive Officer,		Chief Financial Officer,
Steben Alternative Investment Funds		Steben Alternative Investment Funds

Dated:	November 25, 2019

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Steben Alternative Investment Funds for purposes of Section 18 of the Securities Exchange Act of 1934.